UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 5, 2012

CardioNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33993	33-0604557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 Washington Street #210 Conshohocken, PA	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2012, CardioNet, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with cardioCORE Lab, Inc., a Delaware corporation (“cardioCORE”), Cardinal Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and the Stockholder Representative (as defined therein).  Pursuant to the Merger Agreement, Merger Sub will merge with and into cardioCORE, and cardioCORE will continue as the surviving corporation (the “Merger”).  cardioCORE is a leading cardiac core lab with core lab locations near Washington, D.C.,  San Francisco, Ca, and London, UK.

The total purchase price to be paid will be (i) $20,000,000 in cash (the “Cash Consideration”) and (ii) a number of shares of the Company’s common stock, $0.001 par value per share, equal to $3,500,000 divided by the 20-Day Average Price (as defined in the Merger Agreement) (the “Stock Consideration”). The shares issued in the Merger will be subject to certain restrictions on transfer.  The Company has the option to substitute the Stock Consideration for a cash payment in the amount of $3,500,000. The Cash Consideration will be paid from cash on hand. The acquisition is expected to close in the third quarter of 2012.

The Merger Agreement contains customary representations, warranties and covenants of the parties.  Pursuant to the terms of the Merger Agreement, a portion of the Cash Consideration will be placed into escrow for payment of certain working capital adjustments and indemnification obligations regarding breaches of the representations, warranties and covenants of cardioCORE.

Each party’s obligation to consummate the transaction is subject to customary closing conditions.  The Merger Agreement is subject to customary termination provisions and, in addition, may be terminated by the Company or cardioCORE if specified closing conditions have not been fulfilled by August 30, 2012, unless the terminating party has failed to comply or perform its covenants and obligations in the Merger Agreement at the time of such termination.

The description of the Merger Agreement is not complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 is incorporated by reference.  The Stock Consideration will be offered to the stockholders of cardioCORE as part of a private placement to accredited investors pursuant to an exemption from registration under Rule 506 of Regulation D under the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company regarding entry into the Merger Agreement is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 5, 2012, by and among CardioNet, Inc., cardioCORE Lab, Inc., Cardinal Merger Sub, Inc. and the Stockholder Representative (as defined therein).
99.1	Press release issued by CardioNet, Inc. on August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

By:	/s/ Peter Ferola
Peter Ferola
Senior Vice President and General Counsel

Date: August 6, 2012